SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2011

Infusion Brands International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, Florida 33760
(Address of principal executive offices, zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the "Amendment") amends the Current Report for Infusion Brands International, Inc. on Form  8-K, as initially filed with the Securities and Exchange Commission on May 13, 2011 (the "Original Report"). The purpose of this Amendment is to include financial statements and pro forma information. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete presentation.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 9, 2011, Infusion Brands International, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Home Shopping Express SA, a corporation organized under the laws of Spain (“HSE”) and the holders of 100% of the issued and outstanding common stock of HSE (the “HSE Shares” and the holders, the “HSE Shareholders”) pursuant to which the Company purchased 50% of the issued and outstanding HSE Shares, all of which were held by Joseph Sciamma, a HSE Shareholder, for an aggregate purchase price of Fifty Thousand Euros. Pursuant to the terms of the Stock Purchase Agreement, the Company has the option for a period of twelve (12) months (the “Option”) to purchase the remaining 50% of the outstanding HSE Shares (the “Secondary Shares”) from the remaining HSE Shareholders based on the following financial milestones of HSE, all of which assume a net profit of at least 15%:

If HSE’s revenue is greater than Four Million Euros (4,000,000 EU), the aggregate purchase price of the Secondary Shares shall be Fifty Thousand Euros (50,000 EU);

If HSE’s revenue is greater than Three Million Five Hundred Thousand Euros (3,500,000 EU) but less than Four Million Euros (4,000,000 EU), the aggregate purchase price of the Secondary Shares shall be Twenty Five Thousand Euros (25,000 EU); or

If HSE’s revenue is less than Three Million Five Hundred Thousand Euros (3,500,000 EU), the aggregate purchase price of the Secondary Shares shall be Fifteen Thousand Euros (15, 000 EU).

In conjunction with the transaction, all of the members of HSE’s current board of directors resigned and Mr. DeCecco was appointed as the sole director of HSE.

Additionally, pursuant to the terms of the Stock Purchase Agreement, the Company shall maintain a right of first refusal for a period of twelve months from May 9, 2011 to purchase the Secondary Shares, in the event such Secondary Shares are offered for sale to a third party prior to the Company’s exercise of its Option.

HSE, which is located in Baleares, Spain, is engaged in the development and retail sale of consumer products throughout most of Europe. While HSE currently markets multiple products through several channels of distribution including retail, direct-to-consumer marketing on television and the web, its flagship brand is the “Startwin DualSaw.” The Company’s wholly-owned subsidiary, Infusion Brands, Inc. also markets the DualSaw throughout North, South and Central America. We believe this acquisition helps to create a worldwide brand with a global presence and will help open channels of distribution for cross border promotion of our respective branded products.

Item 3.02 Unregistered Sale of Equity Securities

On May 9, 2011, in conjunction with the execution of the Stock Purchase Agreement, the Company entered into an employment agreement (the “Employment Agreement”) with Fred Sciamma and HSE pursuant to which Fred Sciamma will serve as the Chief Executive Officer of HSE for an initial term of two years in consideration for a sign-on bonus of Four Hundred and Fifty Thousand (450,000) Euros and 2,500,000 shares of the Company’s common stock. Additionally, in the event the Company exercises its Option, the Company will pay the following cash and issue the following shares of its Common Stock to Mr. Sciamma, based on the following financial milestones of HSE, all of which assume a net profit of at least 15%:

If HSE’s revenue is greater than Four Million Euros (4,000,000 EU), the Company will pay to Mr. Sciamma 450,000 Euros and will issue to Mr. Sciamma 2,500,000 shares of the Company’s restricted Common Stock;

If the HSE’s revenue is greater than Three Million Five Hundred Thousand Euros (3,500,000 EU) but less than Four Million Euros (4,000,000 EU), the Company will pay to Mr. Sciamma 225,000 Euros and will issue to Mr. Sciamma 1,500,000 shares of the Company’s restricted Common Stock;

If HSE’s revenue is less than Three Million Five Hundred Thousand Euros (3,500,000 EU), the Company will pay to Mr. Sciamma 135,000 Euros and will issue to Mr. Sciamma 1,250,000 shares of the Company’s Restricted Common Stock.

The shares of the Company’s common stock are being issued pursuant to Regulation S promulgated under the Securities Act, and was not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) or Rule 903 of Regulation S, under the Securities Act and corresponding provisions of state securities laws.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) audited financial statements for the fiscal year ended December 31, 2010 and (ii) unaudited financial statements for the three months ended March 31, 2011 and 2010 are provided herein and attached as Exhibit 99.1.

b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are provided herein and attached as Exhibit 99.2.

c) Exhibits.

10.1
Stock Purchase Agreement dated as of May 9, 2011 between Infusion Brands International, Inc, Home Shopping Express SA and the Shareholders signatory thereto (Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on May 13, 2011).

10.2
Employment Agreement dated as of May 9, 2011 between Infusion Brands International, Inc., Home Shopping Express SA and Fred Sciamma(Incorporated by reference to the Current Report on Form 8-K, filed with the SEC on May 13, 2011).

99.1	Financial Statements of Business Acquired with independent auditors’ report.
99.2	Unaudited Condensed Pro Forma Financial Information.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Infusion Brands International, Inc.

Date: August 15, 2011	By:	/s/ Robert DeCecco III
Robert DeCecco III
President and Chief Executive Officer